As filed with the Securities and Exchange Commission on August 19, 2008

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

STANDARD PACIFIC CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0475989
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

15326 Alton Parkway

Irvine, California 92618

(Address of Principal Executive Offices) (Zip Code)

STANDARD PACIFIC CORP.

2008 EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Clay A. Halvorsen, Esq.

Executive Vice President, General Counsel and Secretary

Standard Pacific Corp.

15326 Alton Parkway

Irvine, California 92618

(Name and Address of Agent for Service)

(949) 789-1600

(Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer  ☑            Accelerated filer  ☐            Non-accelerated filer  ☐            Smaller reporting company  ☐

                                             (Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(2)	Proposed Maximum Offering Price per Share (3)	Proposed Maximum Aggregate Offering Price (3)	Amount of Registration Fee(4)
Common Stock, par value $0.01 per share:
Shares not previously registered	19,023,543	$3.07	$58,402,277	$2,295
Previously registered shares (1)	279,977	$3.07	$859,529	$34
Total	19,303,520	$3.07	$59,261,806	$2,329

(1)	These shares of Standard Pacific Corp.’s common stock were previously registered for issuance under the Standard Pacific Corp. 2000 Stock Incentive Plan, Standard Pacific Corp. 2001 Non-Executive Officer Stock Incentive Plan and Standard Pacific Corp. 2005 Stock Incentive Plan (the “Prior Plans”). Pursuant to the Standard Pacific Corp. 2008 Equity Incentive Plan, as amended (the “Plan”), any shares subject to outstanding awards under the Prior Plans as of June 30, 2008 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), will be available for issuance under the Plan.

(2)	Each share of Standard Pacific Corp.’s common stock includes a right to purchase one one-hundredth of a share of Series A Junior Participating Cumulative Preferred Stock pursuant to the Amended and Restated Rights Agreement between Standard Pacific Corp. and Mellon Investor Services LLC, as Rights Agent, as amended. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement also covers, in addition to the number of shares of Standard Pacific’s common stock stated above, such indeterminable number of additional shares as may be issued pursuant to antidilution provisions set forth in the Plan.

(3)	Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, and based on the average of the high and the low price of Standard Pacific’s common stock as reported on August 14, 2008 on the New York Stock Exchange.

(4)	Standard Pacific Corp. previously paid a registration fee of $107,829 with respect to securities that were previously registered pursuant to Standard Pacific Corp.’s prior registration statement on Form S-3 (File No. 333-113724), filed on March 18, 2004, of which $36,037 has not been used thereunder. In accordance with Rule 457(p), $2,329 of the unused amount of the registration fee paid with respect to the prior registration statement will be applied to pay the registration fee payable with respect to the securities registered under this registration statement.

INTRODUCTION

This Registration Statement on Form S-8 is being filed by Standard Pacific Corp., a Delaware corporation (the “Company”), to register an additional 19,303,520 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) to be issued by the Company from time to time pursuant to its 2008 Equity Incentive Plan, as amended (the “Plan”), as follows: (i) 19,023,543 shares of the Company’s Common Stock to be issued by the Company from time to time pursuant to an amendment to the Plan approved by the Company’s stockholders on August 18, 2008, and (ii) 279,977 shares of the Company’s Common Stock that as a result of terminations, cancellations and forfeitures of outstanding awards since June 30, 2008 are now issuable under the Plan and that were previously authorized for issuance under the Company’s 2000 Stock Incentive Plan, 2001 Non-Executive Officer Stock Incentive Plan and 2005 Stock Incentive Plan (the “Prior Plans”), and are now issuable under the Plan pursuant to the provisions of the Plan, which provide that any shares subject to outstanding awards under the Prior Plans as of June 30, 2008, that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), will be available for issuance under the Plan. Pursuant to General Instruction E of Form S-8, the contents of the Registration Statement on Form S-8 (No. 333-151629) is hereby incorporated by reference together with all exhibits filed therewith or incorporated therein by reference. After giving effect to this Registration Statement, an aggregate of 22,185,162 shares of the Company’s Common Stock have been registered for issuance pursuant to the Plan.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents filed with the Securities and Exchange Commission (the “Commission”):

(1) The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, filed with the Commission on February 25, 2008;

(2) The Company’s Quarterly Reports on Form 10-Q for the fiscal quarter ended March 31, 2008 filed with the Commission, on May 12, 2008 and for the fiscal quarter ended June 30, 2008, filed with the Commission on August 8, 2008;

(3) The Company’s Current Reports on Form 8-K filed with the Commission on February 5, 2008 (reporting under Items 5.02 and 9.01), February 5, 2008 (with respect to Item 1.01 only), March 7, 2008, March 24, 2008, March 26, 2008, May 13, 2008, May 19, 2008, May 27, 2008, June 27, 2008, July 1, 2008, July 15, 2008, July 29, 2008, August 4, 2008 and August 19, 2008;

(4) The description of the Company’s common stock contained in its Registration Statement on Form 8-B (File No. 1-10959), filed with the Commission on December 17, 1991, and any amendments or reports filed for the purpose of updating that description; and

(5) The description of the Company’s preferred stock purchase rights contained in its Registration Statement on Form 8-A (File No. 1-10959), filed with the Commission on December 28, 2001, and any amendments or reports filed for the purpose of updating that description.

All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the filing of this registration statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement, and to be part hereof from the date of the filing of such reports and documents. Nothing in this registration statement shall be deemed to incorporate information furnished but not filed with the Commission.

Any statement contained in this registration statement or in a document incorporated or deemed to be incorporated by reference into this registration statement shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement herein or in any subsequently filed document which also is or is deemed to be incorporated by reference modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation of the Registrant as amended on August 18, 2008, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 19, 2008.

4.2*	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 4, 2008 (reporting under Items 5.02 and 5.03).

4.3*	Form of Specimen Stock Certificate, incorporated by reference to Exhibit 28.3 of the Registrant’s Registration Statement on Form S-4 (file no. 33-42293), as filed with the Commission on August 16, 1991.

4.4*	Amended and Restated Rights Agreement, dated as of July 24, 2003, between the Registrant and Mellon Investor Services LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

4.5*	Amendment No. 1 to Amended and Restated Rights Agreement, dated June 27, 2008, by and between the Registrant and Mellon Investor Services LLC, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Commission on July 1, 2008.

4.6*	2008 Equity Incentive Plan of Standard Pacific Corp., as amended, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Commission on August 19, 2008.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

*	Incorporated by reference

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on August 18, 2008.

STANDARD PACIFIC CORP. a Delaware corporation

By:	/s/ Jeffrey V. Peterson
Jeffrey V. Peterson Chairman of the Board, Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Jeffrey V. Peterson, Andrew H. Parnes and Clay A. Halvorsen, and each of them, with full power of substitution and full power to act without the other, his true and lawful attorney-in-fact and agent to act for him in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Jeffrey V. Peterson Jeffrey V. Peterson	Chairman of the Board, Chief Executive Officer and President	August 18, 2008

/s/ Andrew H. Parnes Andrew H. Parnes	Executive Vice President—Finance, Chief Financial Officer (Principal Financial and Accounting Officer)	August 18, 2008

/s/ Bruce A. Choate Bruce A. Choate	Director	August 14, 2008

/s/ James L. Doti James L. Doti	Director	August 14, 2008

/s/ Ronald R. Foell Ronald R. Foell	Director	August 18, 2008

/s/ Douglas C. Jacobs Douglas C. Jacobs	Director	August 18, 2008

/s/ Larry D. McNabb Larry D. McNabb	Director	August 18, 2008

/s/ J. Wayne Merck J. Wayne Merck	Director	August 14, 2008

/s/ F. Patt Schiewtz F. Patt Schiewtz	Director	August 18, 2008

/s/ David J. Matlin David J. Matlin	Director	August 14, 2008

/s/ Kenneth L. Campbell Kenneth L. Campbell	Director	August 15, 2008

EXHIBIT INDEX

Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Securities and Exchange Commission, each of the following exhibits is filed herewith:

Exhibit No.	Description

4.1*	Amended and Restated Certificate of Incorporation of the Registrant as amended on August 18, 2008, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2008.

4.2*	Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 4, 2008 (reporting under Items 5.02 and 5.03).

4.3*	Form of Specimen Stock Certificate, incorporated by reference to Exhibit 28.3 of the Registrant’s Registration Statement on Form S-4 (file no. 33-42293), as filed with the Securities and Exchange Commission on August 16, 1991.

4.4*	Amended and Restated Rights Agreement, dated as of July 24, 2003, between the Registrant and Mellon Investor Services LLC, as Rights Agent, incorporated by reference to Exhibit 4.1 of the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2003.

4.5*	Amendment No. 1 to Amended and Restated Rights Agreement, dated June 27, 2008, by and between the Registrant and Mellon Investor Services LLC, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 1, 2008.

4.6*	2008 Equity Incentive Plan of Standard Pacific Corp., as amended, incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 19, 2008.

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1 hereto).

24.1	Power of Attorney (contained on signature page hereto).

*	Incorporated by reference

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